Exhibit 5.2

4500 Bankers Hall East, 855 2nd Street SW Calgary, Alberta, Canada T2P 4K7 Tel: 403.298.3100 Fax: 403.265.7219 www.bennettjones.ca
June 16, 2008
Oncolytics Biotech Inc.
210, 1167 Kensington Crescent N.W.
Calgary, AB T2N 1X7
United States Securities and Exchange Commission
Ladies and Gentlemen:
Re:	Registration Statement on Form F-10
We hereby consent to the reference to us in the registration statement on Form F-10 (the “Registration Statement”) and the related final short form base shelf prospectus (the “Prospectus”) of Oncolytics Biotech Inc. (the “Corporation”) relating to the registration of Cdn.$150,000,000 of common shares, subscription receipts, warrants, debt securities and units of the Corporation. We also consent to the use of our firm name in the Prospectus under the headings “Enforceability of Civil Liabilities” and “Legal Matters”.
In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.
Yours truly,
BENNETT JONES LLP
(Signed) “Bennett Jones LLP”
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